SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                          -----------------------


                                 FORM 8-K

                              Current Report

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  November 15, 1996



                        MBLA FINANCIAL CORPORATION
          (Exact Name of Registrant as specified in its Charter)


 Delaware                         0-21482             43-1637679
(State or other Jurisdiction     (SEC File No.)      (IRS Employer or
 of Incorporation)                                    Identification No.)



 101 Vine Street, Macon, Missouri                      63552
(Address of principal executive offices)              (Zip Code)


 Registrant's telephone number, including area code:  (816) 385-2122


                              NOT APPLICABLE
       (Former name or former address, if changed since last Report)



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                        MBLA FINANCIAL CORPORATION
                   INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information

          On November 15, 1996, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

          Exhibit 21 -- Press Release dated November 15, 1996.









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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   MBLA FINANCIAL CORPORATION
                                          (Registrant)


                                   By:/s/John T. Neer
                                      ----------------
                                      John T. Neer
                                      President and Chief Executive Officer




Dated: November 15, 1996



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FOR IMMEDIATE RELEASE

For Further Information, Contact:     John T. Neer
                                      President & Chief Executive Officer
                                      or
                                      Clyde D. Smith
                                      Vice President & Chief Financial Officer

                                      Telephone (816) 385-2122



                        MBLA FINANCIAL CORPORATION
                            ANNOUNCES DIVIDEND,
                     EXTENDS SHARE REPURCHASE PROGRAM


     Macon, Missouri (November 15, 1996) -- MBLA Financial Corporation, the parent holding company of Macon Building and Loan Association, F.A., announced today the declaration of a cash dividend of 20 cents per outstanding common share, payable to shareholders of record on December 6, 1996. The dividend will be paid on January 3, 1997.

     The Company also announced that it is extending its previously announced common stock repurchase program. Under the extended program, the Company is seeking to repurchase up to an additional 15% of its outstanding common shares.

     The Company had assets of $227.4 million, deposits of $86.0 million and stockholders' equity of $28.0 million as of September 30, 1996.


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